UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 22, 2005

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32274	86-1075595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 3, 2005, Archipelago Holdings, Inc. (“Archipelago”) and PCX Holdings, Inc. (“PCXH”) and a newly formed wholly-owned subsidiary of Archipelago (“Newco”) entered into a definitive Agreement and Plan of Merger (“Original Agreement”) under which Archipelago agreed to acquire PCXH and all of its wholly owned subsidiaries including the Pacific Exchange, Inc. (“Pacific Exchange”) and PCX Equities, Inc. (“PCX Equities”), by way of a merger of PCXH with and into Newco.

On July 22, 2005, Archipelago and PCXH issued a joint press release announcing that on July 22, 2005, Archipelago, PCXH and Newco entered into a definitive Amended and Restated Agreement and Plan of Merger (“Amended Agreement”) that amended and restated the terms and conditions of the Original Agreement.  A copy of the Amended Agreement is attached hereto as Exhibit 2.1 and a copy of the press release is attached hereto as Exhibit 99.1, each of which is incorporated herein by reference.  The description of the Amended Agreement set forth herein is qualified in its entirety by reference to the full text of the Amended Agreement.

1. Material Relationships of the Parties

In a July 2000 transaction, the Pacific Exchange granted Archipelago the exclusive right to establish and operate the Archipelago Exchange, or ArcaEx® as a facility of PCX Equities with respect to instruments traded on or eligible to be traded on the equities floor of the Pacific Exchange, as well as the right to receive all transaction fees, all market data fees and all listing fees from the operation of ArcaEx.  In that transaction, the Pacific Exchange also acquired an equity interest in Archipelago. Currently, the Pacific Exchange owns 1,645,415 shares, or approximately 3.48% of Archipelago’s outstanding common stock.

Archipelago’s common stock is listed on the Pacific Exchange and traded on ArcaEx under the symbol “AX.” Gerald D. Putnam, Chairman and Chief Executive Officer of Archipelago, is currently a member of the board of directors of the Pacific Exchange.  Philip D. DeFeo, Chairman and Chief Executive Officer of PCXH, the Pacific Exchange and PCX Equities, is currently a member of the board of directors of Archipelago.

2. Brief Description of the Material Terms and Conditions of the Amended Agreement

The Amended Agreement made three principal revisions to the Original Agreement.  Specifically, it:

(i)            revised the form of consideration (but not the amount of consideration) the PCXH shareholders and holders of options to purchase shares of PCXH will receive upon closing of the transaction;

(ii)           revised the language of the amendment to PCXH’s Certificate of Incorporation (“PCXH Charter Amendment”) to be effective upon closing of the transaction; and

(iii)          revised the agreement to provide that PCXH must hold a meeting of its shareholders to consider approval of the transaction within 45 days of the SEC’s publication of a notice of filing of proposed rule change relating to the PCXH Charter Amendment.

Except with regard to the foregoing, all other terms and conditions of the Original Agreement are not materially changed by the Amended Agreement and continue to be effective.

Under the terms of the Amended Agreement, at the closing, the PCXH shareholders and holders of options to purchase PCXH shares, will receive only cash in exchange for their PCXH securities.  Under the terms of the Original Agreement, such consideration was to be paid approximately 80 percent in cash and the remaining 20 percent in shares of Archipelago common stock.  As a result of this revision to the type of consideration to be issued in connection with the transaction, Archipelago is no longer required to prepare and file a registration statement with the SEC with respect to the transaction.

Under the terms of the Amended Agreement, the aggregate cash consideration to be paid by Archipelago at closing to all PCXH shareholders and option holders will continue to equal the total dollar value of all shares of Archipelago common stock held by PCXH (currently 1,645,415 shares), either directly or indirectly through subsidiaries (collectively, “AX Stock”) at closing, plus $17 million.  As required by the Original Agreement, the value of the AX Stock will be determined using the average closing price per share of Archipelago’s common stock for the ten trading days immediately preceding the date of the closing of the transaction, due to the fact Archipelago entered into an agreement to merge with the New York Stock Exchange, Inc. on April 20, 2005 (“NYSE Transaction”). When the parties entered into the Original Agreement, the value of AX Stock was to be determined using the average closing price per share of Archipelago’s common stock for the ten trading days immediately prior to signing the Original Agreement, which was $20.4750.  When Archipelago entered into the NYSE Transaction, however, by operation of the terms of the Original Agreement (which were unaffected by the Amended Agreement), the price used to value AX Stock was changed to the average closing price for the ten trading days immediately preceding the date of the closing of the transaction.

The final calculation of the total cash consideration will continue to be subject to several factors and adjustments that were not changed by the Amended Agreement and which include, but are not limited to: (i) an adjustment relating to any working capital excess or shortfall of the seller at closing that is either over or under an agreed upon threshold; and (ii) a downward adjustment in the event that any change of control and related payments to certain executives of the seller exceeds $4.856 million.

The Original Agreement contained an amendment to the Certificate of Incorporation of PCXH that will allow Archipelago to own PCXH after closing of the transaction.  The Amended Agreement revised this language.

The Amended Agreement also provides that PCXH shall hold a meeting of the PCXH shareholders to consider approval of the transaction within 45 days of the date on which the SEC publishes a notice of filing of proposed rule change by PCX relating to the proposed amendment to the Certificate of Incorporation of PCXH referred to above.  Under the Original Agreement, PCXH was required to call its stockholders’ meeting not more than 45 days after the later of the date on which the registration statement for the Archipelago shares that would have been issued to PCXH stockholders became effective or the SEC approved the proposed amendment to the certificate of incorporation of PCXH.

The acquisition continues to be subject to approval by PCX Holdings shareholders and the SEC, in addition to other required regulatory approvals and other customary closing conditions. Subject to such approvals and closing conditions, the acquisition is expected to close in the third quarter of 2005.

Forward-Looking Statements

Certain statements in this filing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Archipelago’s current expectations and involve risks and uncertainties that could cause Archipelago’s actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Factors that could cause Archipelago’s results to differ materially from current expectations include: general economic and business conditions, industry trends, competitive conditions, regulatory developments as well as other risks or factors identified in the Company’s filings with the Securities and Exchange Commission, including its Report on Form 10-K for the fiscal year ending December 31, 2004 which is available on the Company’s website at http://www.archipelago.com. You should not place undue reliance on forward-looking statements, which speak only as of the date of this filing. Except for any obligation to disclose material information under the Federal securities laws, Archipelago undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this filing.

Important Acquisition Information with Respect to Archipelago’s Merger with the NYSE

In connection with the proposed merger of Archipelago and the NYSE, the parties filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) on July 21, 2005, containing a preliminary joint proxy statement/prospectus regarding the proposed transaction.  The registration statement has not yet become effective.  The parties will file other relevant documents concerning the proposed transaction with the SEC.

Such final documents, however, are not currently available.  ARCHIPELAGO’S SHAREHOLDERS AND MEMBERS OF THE NYSE ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE PARTIES WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Archipelago’s shareholders and members of the NYSE are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Archipelago and the NYSE, at the SEC’s website (http://www.sec.gov) as they are filed with the SEC. Copies of the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Archipelago, Attention: Investor Relations, at 100 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606 or calling (888) 514-7284.

Archipelago, NYSE and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Archipelago stockholders in respect of the proposed transaction. Information regarding Archipelago’s directors and executive officers is available in Archipelago’s proxy statement for its 2005 annual meeting of stockholders, dated March 31, 2005. Additional information regarding the interests of such potential participants are included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated July 22, 2005, among Archipelago Holdings, Inc., New Apple Acquisitions Corporation and PCX Holdings, Inc.

99.1	Joint Press Release of Archipelago Holdings, Inc. and PCX Holdings, Inc., issued July 22, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005	Archipelago Holdings, Inc.

/s/ Nelson Chai

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated July 22, 2005, among Archipelago Holdings, Inc., New Apple Acquisitions Corporation and PCX Holdings, Inc.

99.1	Joint Press Release of Archipelago Holdings, Inc. and PCX Holdings, Inc., issued July 22, 2005.